EMPLOYMENT AGREEMENT

                  This AGREEMENT is made effective as of January 1, 1994, (the "Effective Date"), by and between INTEGRATED HEALTH SERVICES, INC., a Delaware corporation (hereinafter referred to as the "Company"), and ROBERT N. ELKINS (hereinafter referred to as the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Company wishes to employ the Executive and to ensure the continued services of the Executive for the Term (as hereinafter defined), and the Executive desires to be employed by the Company for such Term, upon the terms and conditions hereinafter set forth.
                  NOW, THEREFORE, in consideration of the foregoing premise and the mutual agreements herein contained, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                             EMPLOYMENT RELATIONSHIP

                  1.1 Employment. During the Term, the Company and the Executive agree that the Executive shall be employed as President and Chief Executive Officer of the Company and shall have the customary powers, responsibilities and authorities of presidents and chief executive officers of corporations of the size, type and nature of the Company as they exist from time to time. During the Term, the Company shall also recommend and propose the Executive as a Director and as Chairman of the Board of Directors of the Company. The Executive shall only report to and be responsible directly to the Board of Directors of the Company (the "Board").

                  1.2  Exclusive  Employment.  During  the Term,  the  Executive
agrees to devote all such working time as is reasonably required for the discharge of his duties hereunder and to perform such services faithfully and to the best of his ability. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Executive from (a) performing his duties and responsibilities hereunder at a location other than the Company's executive offices; (b) engaging in charitable and community affairs, so long as they are consistent with his duties and responsibilities under this Agreement, (c) managing his personal investments, and (d) serving on the Board of Directors of Speciality Care PLC ("Speciality Care") and Community Care of America, Inc. ("Community Care") and on the boards of directors of other companies. From time to time, the Executive may furnish services to other companies, provided that furnishing such services does not materially interfere with his duties hereunder.
                  1.3 Term.  Unless  sooner  terminated  pursuant to Article III below, the term of this Agreement (the "Term") shall commence on the Effective Date, and be in effect for three (3) years; provided, however, that on each January 1st after the date of this Agreement (an "Anniversary Date"), the then current term of this Agreement automatically shall be extended by an additional period of twelve (12) months, so that, as of each Anniversary Date, this Agreement shall have an unexpired Term of three (3) years. Notwithstanding the foregoing, either party hereto may elect not to so extend this Agreement by giving written notice of his or its election to the other party hereto at least ninety (90) days prior to any Anniversary Date. If the Company elects not to renew the Agreement, the Executive shall be entitled to severance at the end of the Term as set forth in Section 3.4.

                                   ARTICLE II
                                  COMPENSATION

                  2.1 Salary. The Executive shall receive a base salary at an initial rate of $500,000 per year (the "Salary"), payable in substantially equal installments in accordance with the pay policy established by the Company from time to time, but not less frequently than monthly. On each Anniversary Date, the Salary shall be increased or decreased (but not below Five Hundred Thousand Dollars ($500,000)), by a percentage which is equal to the percentage increase or decrease, as applicable, in the "Consumer Price Index for All Urban Consumers" published by the United States Department of Labor's Bureau of Labor Statistics for the then most recently ended 12-month period as of the date of such adjustment, and increased by such additional amounts as may be determined at the discretion of the Board. Once adjusted, such adjusted amount shall constitute Salary for purposes of this Agreement.

                  2.2 Bonuses. (a) If the Company's earnings per share equal or exceed the earnings goals set by the Board (the "Target") then, no more than ten
(10) days following the date the Company publicly announces its earnings, the Company shall pay the Executive a bonus ("Bonus") determined as follows:

                  (1) with respect to each calendar quarter, if the Company's earnings equal or exceed the Target, the Company shall pay the Executive a lump sum cash amount equal to 12-1/2% of Salary;

                  (2) with respect to each calendar year, if the Company's earnings equal or exceed the Target, the Company shall pay the Executive a lump sum cash amount equal to 50% of Salary plus an additional 12 1/2% of Salary for each quarter within such year with respect to which the Executive did not receive a payment under paragraph (1).

                  (b) Notwithstanding anything in Section 2.2(a) to the contrary, if in any calendar year the Company pays an amount with respect to the Company's quarterly earnings pursuant to Section 2.2(a)(1) but (because the Company's earnings do not equal or exceed the Target for the calendar year containing any of the quarters for which a payment under Section 2.2(a)(1) is made) the Company does not pay the Executive an amount pursuant to Section 2.2(a)(2), then the Company shall either treat the quarterly amounts paid to the Executive pursuant to Section 2.2(a)(1) in such year as a prepayment of its Salary, Severance, or Disability obligations under Sections 2.1, 3.4 or 3.5, respectively, or, shall require the Executive to repay such amounts to the Company with interest at the prime rate of Citibank, N.A.

                  2.3 Employee Benefits and Perquisites. During the Term, the Company shall provide and/or pay for employee benefits and perquisites that are, in the aggregate, no less favorable than the employee benefits and perquisites that the Executive enjoys as of the Effective Date, as increased from time to time, including, without limitation:

                  (a) life insurance coverage in the amount of $2,000,000;

                  (b) medical and dental benefits;

                  (c) disability insurance coverage in a monthly benefit amount equal to the sum of 100% of Executive's Salary plus "Bonus Amount" (as defined in Section 3.4(a));

                  (d) one-half (1/2) of the cost of dues, assessments and other charges for a full membership in a country club of the Executive's choice;

                  (e) an automobile allowance (including an allowance for all operating and maintenance expenses) and automobile insurance coverage at least equal to the allowance and coverage the Executive receives as of the Effective Date, and as increased from time to time; and

                  (f) use of the Company-provided airplane, that Executive has use of as of the Effective Date.

                  Once increased, the level of benefits and perquisites shall not be decreased without the Executive's consent.

                  2.4 Equity-based Compensation. During the Term, the Compensation Committee, in its complete discretion, may select the Executive to participate in programs or enter into agreements which provide for the grant of certain equity-based compensation or rights to the Executive.

                                   ARTICLE III
                            TERMINATION AND SEVERANCE

                  3.1 Termination; Nonrenewal. The Company shall have the right to terminate the Executive's employment, and the Executive shall have the right to resign his employment with the Company, at any time during the Term, for any reason or for no stated reason, upon no less than ninety (90) days' prior written notice (or such shorter notice to the extent provided for herein). Upon the Executive's termination without "Cause" (as defined in Section 3.2) or resignation for "Good Reason" (as defined in Section 3.3) or upon the expiration of the Term following the Company's election not to renew this Agreement (in accordance with Section 1.3), the Executive shall be entitled to severance as set forth in Section 3.4. Upon the Executive's termination for Cause or resignation without Good Reason, the Executive shall not be entitled to severance. If the Executive's employment is terminated because of a Permanent Disability (as defined in Section 3.5), the Executive shall receive the benefits and payments described in Section 3.5.

                  3.2 Termination For Cause. (a) The Company may terminate this Agreement for Cause following a determination by the Board that Cause exists. For purposes of this Agreement, Cause shall mean any or all of the following:
(i) the Executive's willful and continuing neglect of his duties hereunder;

                  (ii) a material breach by the Executive of his covenants under Sections 4.1 or 4.2;

                  (iii) the conviction of the Executive of a felony (including the theft, larceny or embezzlement of the Company's tangible or intangible property).

                  (b) Notwithstanding anything in Section 3.2(a) to the contrary, a termination shall not be for Cause unless (i) the determination that Cause exists is made by the Board at a special meeting called for the purpose of determining whether Cause exists, the Executive is provided with at least thirty (30) days' prior written notice of such Board meeting (which notice shall set forth the conduct alleged to constitute Cause) (the "Cause Notice"), and the Executive is given the opportunity to be represented by counsel at such meeting; and (ii) the Executive does not cure his conduct (to the reasonable satisfaction of the Board) within sixty (60) days after the receipt of the Cause Notice.

                  3.3 Termination for Good Reason. (a) The Executive may terminate this Agreement for Good Reason, provided he gives the Company prior written notice that Good Reason exists (the "Good Reason Notice"). For purposes of this Agreement, Good Reason shall mean one or more of the following:

                  (1) a material breach of the Agreement by the Company (including, without limitation, one or more of the following without the Executive's prior written consent:

                  (i) a material diminution of the Executive's responsibilities, title, authority or status,

                  (ii) the failure of the Company to pay the Executive amounts when due under this Agreement,

                  (iii) the Executive's removal or dismissal from, or failure to be reelected President or Chief Executive Officer; and

                  (iv) a reduction in salary or a material reduction in benefits (other than a reduction in salary permitted by Section 2.1).

                   (2) the resignation by the Executive within one (1) year following a "Change of Control", as defined in Section 3.3(b), provided that the Executive gives the Company at least ninety (90) days prior written notice of his intent to resign and the effective date of such resignation is at least one hundred eighty (180) days after the Change of Control.

                  (3) the Executive's removal or dismissal from, or failure to be reelected Chairman of the Board of the Company.

Notwithstanding the foregoing, a termination on account of a reason described in paragraph (1), shall be deemed not to be for Good Reason unless the Executive
(i) gives the Company the opportunity to cure the condition that purports to constitute Good Reason, and (ii) the Company fails to cure that condition within sixty (60) days after the receipt of the Good Reason Notice (or, with respect to the failure to make any payment when due to the Executive within ten (10) days after the receipt of such notice).

                  (b) For  purposes  of this  Agreement,  a "Change of  Control"
shall be deemed to occur if (i) there shall be consummated (x) any consolidation, reorganization or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property,  other  than a merger  of the  Company  in which  the  holders  of the
Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or
(iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, including any "group" (as defined in Section 13(d)(3) of the Exchange Act), (other than the Executive or any group controlled by the Executive)) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company's outstanding common stock (other than pursuant to a plan or arrangement entered into by such person and the Company) and such person discloses its intent to effect a change in the control or ownership of the Company in any filing with the Securities and Exchange Commission, or (iv) within any twenty-four (24) month period beginning on or after the Effective Date, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death, disability or retirement) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this Section 3.3(b)(iv) unless such election, recommendation or approval was the result of any actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision.

                  3.4 Severance. (a) If the Executive resigns for Good Reason, or is terminated without Cause, or if the Company gives the Executive notice of its intention not to extend the Term, in accordance with Article II, the Company shall cause the Executive's outstanding options which are not immediately exercisable to vest and become immediately exercisable and the restrictions on equity held by the Executive which are scheduled to lapse solely through the passage of time to lapse (such events collectively referred to as "Acceleration of Equity Rights"). In addition, the Company shall pay the Executive an amount (the "Severance Amount") equal to three (3) times the sum of (1) his Salary; and
(2) the "Bonus Amount" which shall be the greater of i) 100% of the Executive's Salary (the "Bonus Amount") in the year of termination; or ii) the Executive's Bonus in the immediately preceding calendar year. Such Severance Amount shall be payable in cash as follows:

                  (x) no later than 10 days after the effective date of Executive's termination, the Company shall pay the Executive one-half (1/2) of the Severance Amount in a lump sum;

                  (y) commencing on the first day of the month following the effective date of Executive's termination and on the first day of the month thereafter for a period of eighteen (18) months, the Company shall pay the remaining one-half (1/2) of the Severance Amount to the Executive in equal monthly installments;

provided, however, that if the Executive's employment terminates other than for Cause, within one (1) year following a Change of Control, the Company shall, in lieu of the making the payments described in (x) and (y), pay the Executive the Severance Amount, in one lump sum cash payment within ten (10) days after the effective date of Executive's termination.

                  In addition,  for a period of thirty-six (36) months following the effective date of the Executive's termination, the Company shall provide continued employee benefits and coverage for the Executive and his dependents of the type and at a level of coverage comparable to the coverage in effect at the time of termination ("Continued Benefits") and shall provide the Executive with the following additional benefits: (i) secretarial services provided by the Executive's secretary at the time of his termination or a secretary with the same skill and experience as such secretary, who is reasonably acceptable to the Executive; (ii) office space with office equipment and furnishings, all of which are comparable to that provided to the Executive at the time of his termination;
(iii) a continued automobile allowance (including an allowance for operating and maintenance expenses) and continued automobile insurance coverage, in both cases, at a level, which is not less than the allowance and coverage in effect on the effective date of Executive's termination; and (iv) continued use of the Company-provided airplane used by the Executive immediately prior to the effective date of Executive's termination or a comparable airplane. Notwithstanding the foregoing, if any of the Continued Benefits or other benefits to be provided hereunder have been decreased or otherwise negatively affected within twelve (12) months prior to the effective date of the Executive's termination, the reference for measuring such benefit shall be the date prior to such reduction rather than the date of such termination.

                  (b) If the Executive is required, pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") to pay (through withholding or otherwise) an excise tax on "excess parachute payments" as defined in Section 280G of the Code, the Company shall pay the Executive three-quarters (3/4) of the amount or amounts that are necessary to place the

Executive in the same after-tax financial position that he would have been in if he had not incurred any tax liability under Section 4999 of the Code.

                  3.5 Termination for Disability. (a) The Company may terminate the Executive following a determination by the Board that the Executive has a Permanent Disability; provided, however, that no such termination shall be effective (i) prior to the expiration of the six (6) month period following the date the Executive first incurred the condition which is the basis for the Permanent Disability or (ii) if the Executive begins to substantially perform the significant aspects of his regular duties prior to the proposed effective date of such termination. For purposes of this Agreement, "Permanent Disability" shall mean the Executive's inability, by reason of any physical or mental impairment, to substantially perform the significant aspects of his regular duties, as contemplated by this Agreement, which inability is reasonably contemplated to continue for at least one (1) year from its incurrence and at least ninety (90) days from the date of such vote. Any question as to the existence, extent, or potentiality of the Executive's Permanent Disability shall be determined by a qualified independent physician selected by the Executive (or, if the Executive is unable to make such selection, by an adult member of the Executive's immediate family) and reasonably acceptable to the Board.

                  (b) If the Executive is terminated because of his Permanent Disability, the Company shall provide for the Acceleration of Equity Rights and, the Company shall, (i) for a period of thirty (30) months following the effective date of such termination (the "Disability Period") pay the Executive one hundred (100%) percent of his Salary plus Bonus Amount, offset by the amount, if any, paid to the Executive under the salary replacement portion of disability benefits paid under a disability plan or policy paid for by the Company; and (ii) provide him with Continued Benefits during the Disability Period.

                  3.6  Death  or  Disability  After   Termination.   Should  the
Executive die or become disabled before receipt of any or all payments to which the Executive is entitled to under Section

3.4 (or in the case of the Executive's death following his termination on account of Permanent Disability, before receipt of all payments under Section 3.5), then the balance of the payments to which the Executive is entitled shall continue to paid to the Executive (in the case of his disability) or to the executors or administrators of the Executive's estate (in the event of the Executive's death); provided, however, that the Company may, at any time within its discretion, accelerate any payments and pay the Executive or his estate the present value of such payments in a lump sum cash payment. For purposes of determining the present value under this Section 3.6, the interest rate shall be the prime rate of Citibank, N.A.

                                   ARTICLE IV

                           COVENANTS OF THE EXECUTIVE
                           --------------------------

     4.1 Confidential Information. In connection with his employment at the Company, the Executive will have access to confidential information consisting of some or all of the following categories of information:

                  (a) Financial Information, including but not limited to information relating to the Company's earnings, assets, debts, prices, pricing structure, volume of purchases or sales or other financial data whether related to the Company or generally, or to particular products, services, geographic areas, or time periods;

                  (b) Supply and Service Information, including but not limited to information relating to goods and services, suppliers' names or addresses, terms of supply or service contracts or of particular transactions, or related information about potential suppliers to the extent that such information is not generally known to the public, and the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages to the Company details of which are not generally known;

                  (c) Marketing Information, including but not limited to information relating to details about ongoing or proposed marketing programs or agreements by or on behalf of the Company, sales forecasts, advertising formats and methods or results of marketing efforts or information about impending transactions;

                  (d) Personnel Information, including but not limited to information relating to employees' personnel or medical histories, compensation or other terms of employment actual or proposed promotions, hirings, resignation, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information; and

                  (e) Customer Information, including but not limited to information relating to past, existing or prospective customers' names, addresses or backgrounds, records of agreements and prices, proposals or agreements between customers and the Company, status of customers' accounts or credit, or related information about actual or prospective customers as well as customer lists.

                  All of the  foregoing  are  hereinafter  referred to as "Trade
Secrets." The Company and the Executive consider their relation one of confidence with respect to Trade Secrets. Therefore, during and after the employment by the Company, regardless of the reasons that such employment ends, the Executive agrees:
                  (aa) To hold all Trade Secrets in confidence and not discuss, communicate or transmit to others, or make any unauthorized copy of or use the Trade Secrets in any capacity, position or business except as it directly relates to the Executive's employment by the Company;

                  (bb) To use the Trade Secrets only in furtherance of proper employment related reasons of the Company to further the interests of the Company;

                  (cc) To take all reasonable actions that the Company deems necessary or appropriate, to prevent unauthorized use or disclosure of or to protect the Company's interest in the Trade Secrets; and

                  (dd) That any of the Trade Secrets, whether prepared by the Executive or which may come into the Executive's possession during the Executive's employment hereunder, are and remain the property of the Company and its affiliates, and all such Trade Secrets, including copies thereof, together with all other property belonging to the Company or its affiliates, or used in their respective businesses, shall be delivered to or left with the Company.

                  This Agreement does not apply to (i) information that by means other than the Executive's deliberate or inadvertent disclosure becomes known to the public; (ii) disclosure compelled by judicial or administrative proceedings provided the Executive affords the Company the opportunity to obtain assurance that compelled disclosures will receive confidential treatment; and (iii) information independently developed by the Executive, the development of which was not a breach of this Agreement.

                  4.2  Non-Competition.  During the Term and for a period of two
(2) years thereafter (or in the event of the Executive's termination of employment other than for Cause within one (1) year after a Change of Control, for a period of one (1) year thereafter), the Executive agrees that he will not, without the express written consent of the Company, directly or indirectly, for the Executive or on behalf of any other person, firm, entity or other enterprise (i) directly or indirectly solicit for employment or recommend to any subsequent employer of the Executive the solicitation for employment of any person who, at the time of such solicitation is employed by Company or any affiliate thereof, (ii) directly or indirectly solicit, divert, or endeavor to entice away any customer of the Company or any affiliate thereof, or otherwise engage in any activity intended to terminate, disrupt, or interfere with the Company's or any affiliate's relationship with a customer, supplier, lessor or other person, or (iii) be employed by, be a director, officer or manager of, act as a consultant for, be a partner in, have a proprietary interest in, give advice to, loan money to or otherwise associate with, any person, enterprise, partnership, association, corporation, joint venture or other entity which is directly in the business of owning, operating or managing any subacute healthcare facility which competes with any such type of facility then operated by the Company or any of its subsidiaries. This provision shall not be construed to prohibit the Executive from (i) acting as an employee, director, or consultant for, or owning more than 10% of, the outstanding voting shares of the equity securities of, Speciality Care or Community Care, or (ii) owning up to 10% of the outstanding voting shares of the equity securities of any company whose common stock is listed for trading on any national securities exchange or on the NASDAQ System or (iii) serving as a director of any company which is not directly in the business of owning, operating or managing any subacute healthcare facility (other than Speciality Care or Community Care). The provisions of this Section 4.2 shall only apply to businesses and operations located in, or otherwise conducted in, the United States.

                  4.3 Remedies For Breach of Article IV. The Executive acknowledges and agrees that the amount of damages in the event of the Executive's breach of this Article IV will be difficult, if not impossible, to ascertain. The Executive therefore agrees that the Company, in addition to, and without limiting any other remedy or right it may have, shall have the right to an injunction enjoining any breach of the covenants made by the Executive in this Article IV.


                                    ARTICLE V

                            AMENDMENT AND ASSIGNMENT
                            ------------------------

                  5.1 Right of the Executive to Assign. The Executive may not assign, transfer, pledge or hypothecate or otherwise transfer his rights, obligations, interests and benefits under this Agreement and any attempt to do so shall be null and void.

                  5.2 Right of Company to Assign. This Agreement shall be assignable and transferable by the Company and any such assignment or transfer shall inure to the benefit of and be binding upon the Executive, the Executive's heirs and personal representatives, and the Company and its successors and assigns. The Executive agrees to execute all documents necessary to ratify and effectuate such assignment. An assignment of this Agreement by the Company shall not release the Company from its monetary obligations under this Agreement.

                  5.3 Amendment/Waiver. No change or modification of this Agreement shall be valid unless it is in writing and signed by both parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

                                   ARTICLE VI
                                     GENERAL

                  6.1 Governing Law. This Agreement shall be subject to and governed by the laws of the State of Delaware, irrespective of the fact that the Executive may become a resident of a different state.

                  6.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

                  6.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes the Prior Agreement and all other prior agreements, either oral or written, between the parties hereto; provided, however, that this Agreement does not supersede any agreements pertaining to stock options which have been granted as of the Effective Date, except to the extent that any such option agreement contains provisions which are contrary to the provisions of this Agreement (including provisions regarding the Acceleration of Equity Rights).

                  6.4 Mitigation. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise nor may any payments provided for under this Section be reduced by any amounts earned by the Executive as a result of a breach of the Executive's covenants in Article IV.

                  6.5 Survivorship. The respective rights and obligations of the parties hereunder shall survive the termination of this Agreement to the extent necessary to preserve the rights and obligations of the parties under this Agreement.

                  6.6 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted hereunder shall be in writing and shall be delivered by hand, registered or certified mail with return receipt requested or by a nationally recognized overnight delivery service, in each case with all postage or other delivery charges prepaid, and to the address of the party to whom it is directed as indicated below, or to such other address as such party may specify by giving notice to the other in accordance with the terms hereof. Any such notice shall be deemed to be received (i) when delivered, if by hand, (ii) on the next business day following timely deposit with a nationally recognized overnight delivery service or (iii) on the date shown on the return receipt as received or refused or on the date the postal authorities state that delivery cannot be accomplished, if sent by registered of certified mail, return receipt requested.

If to the Company:                              Integrated Health Services, Inc.
                                                10065 Red Run Boulevard
                                                Owings Mills, Maryland  21117
                                                Attn: Robert Walkingshaw

If to the Executive:                            Robert N. Elkins
                                                10600 Park Heights Avenue
                                                Owings Mills, MD  21117

             Copy to:                           Alvin Brown, Esq.
                                                Simpson Thacher & Bartlett
                                                425 Lexington Avenue
                                                New York, NY  10017

                  6.7 Indemnification. The Company agrees to maintain Director's and Officer's liability insurance at a level not less than the level in effect on the Effective Date, or to the extent such level is increased during the Term, at such increased level; provided, however, that the level of insurance may be decreased with the Executive's consent. To the extent not covered by such liability insurance, the Company shall indemnify and hold the Executive harmless to the fullest extent permitted by Delaware law against any judgments, fines, amounts paid in settlement and reasonable expenses (including reasonable attorneys' fees), and advance amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted by law, in connection with any claim, action or proceeding (whether civil or criminal) against the Executive as a result of his serving as an officer or director of the Company or in any capacity at the request of the Company in or with regard to any other entity, employee benefit plan or enterprise. This indemnification shall be in effect during the Term and thereafter and shall be in addition to and not in lieu of any other indemnification rights the Executive may otherwise have.

                  6.8 Attorney's Fees. Upon presentation of an invoice, the Company shall pay directly or reimburse the Executive for all reasonable attorney's fees and costs incurred by the Executive:

                  (a) in connection with the negotiation, preparation and execution of this Agreement; and

                  (b) in connection with any dispute brought by the Executive over the terms of this Agreement unless there is a determination that the Executive had no reasonable basis for his claim.

                  6.9 Arbitration. Except as otherwise provided in Section 4.3, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Baltimore, Maryland, in accordance with the rules of the American Arbitration Association then in effect, and judgement may be entered on the arbitrators' award in any court having jurisdiction. The Company shall pay all costs of the American Arbitration Association and the arbitrator. Each party shall select one arbitrator, and the two so designated shall select a third arbitrator. If either party shall fail to designate an arbitrator within seven
(7) days after arbitration is requested, or if the two arbitrators shall fail to select a third arbitrator within fourteen (14) days after arbitration is requested, then an arbitrator shall be selected by the American Arbitration Association upon application of either party. Notwithstanding the foregoing, the Executive shall be entitled to seek specific performance from a court of the Executive's right to be paid until the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement and the Company shall have the right to obtain injunctive relief from a court.

                  6.10 Voidability. If the options granted by the Company to the Executive on October 25, 1993, and November 22, 1993, are not approved by shareholders by June 30, 1994, this Agreement shall be deemed void as of the Effective Date and shall have no force or effect.

                  6.11 Severability. No provision in this Agreement if held unenforceable shall in any way invalidate any other provisions of this Agreement, all of which shall remain in full force and effect except that this Section 6.11 shall not apply to the extent
Section 6.10 is held unenforceable.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be hereunto affixed, and the Executive has hereunto set the Executive's hand on the day and year first above written.

COMPANY                                                  EXECUTIVE
- - -------                                                  ---------
Integrated Health Services,
Inc., a Delaware corporation

By:    /s/ Robert Walking Shaw                           /s/ Robert N. Elkins
       ------------------------                          -------------------
                                                         Robert N. Elkins
Name:  Robert Walking Shaw
       ------------------------

Title: Director
       ------------------------

By:    /s/ Lawrence P. Cirka
       ------------------------

Name:  Lawrence P. Cirka
       ------------------------

Title: Chief Operating Officer
       ------------------------

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
                     ---------------------------------------

         This AMENDMENT No. 1 is made effective as of January 1, 1995 (the "Effective Date"), by and between INTEGRATED HEALTH SERVICES, INC., a Delaware corporation (hereinafter referred to as the "Company"), and ROBERT N. ELKINS (hereinafter referred to as the "Executive").


                              W I T N E S S E T H:


         WHEREAS, effective January 1, 1994, the Executive entered into an employment agreement with the Company (the "Agreement");

         WHEREAS, the parties desire to amend the Agreement;

         WHEREAS, Section 5.3 of the Agreement permits the parties to amend the Agreement in a writing signed by both parties.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, the parties, intending to be legally bound, hereby agree to amend the Agreement as follows:

         1. The Term of the  Agreement  as defined in Section  1.3 shall be five
(5) years and all references to three (3) years within Section 1.3 are hereby amended to read five (5) years.

         2. The Executive's Salary as defined in Section 2.1 of the Agreement shall be Seven Hundred Fifty Thousand Dollars ($750,000) and all references to Five Hundred Thousand Dollars ($500,000) within Section 2.1 are hereby amended to read Seven Hundred Fifty Thousand Dollars ($750,000).

         3. Within Section 2.2 of the Agreement concerning the Executive's Bonus, all references to "cash" are hereby amended to read "cash or shares of the Company's common stock pursuant to the Company's Cash Bonus Replacement Plan or any combination thereof."

         4. The  following  Section  2.3(g) shall be added to Section 2.3 of the
Agreement:

         "(g) Executive shall be eligible to participate in the Company's Supplemental Executive Retirement Plan (SERP)."

         5. The definition of "Good Reason" as set forth in Section 3.3(a) of the Agreement is amended by adding a subparagraph (4) thereto as follows:

                  "(4) the relocation of the Executive to an office which is more than fifteen (15) miles from his then principal residence."

         6. The first two (2) sentences of Section 3.4(a) of the Agreement are amended to read in their entirety as follows:

                  "If the Executive resigns for Good Reason, or is terminated without Cause, or if the Company gives the Executive notice of its intention not to extend the Term, in accordance with Article II, the Company shall cause to become fully vested any of the Executive's stock which is then subject to any risk of forfeiture, and shall cause to become fully vested and immediately exercisable the Executive's outstanding options which are not immediately exercisable and any employee benefits (including, without limitation, any benefits under the Company's Supplemental Executive Retirement Plan) which are then held by the Executive, and shall cause to lapse any restrictions on equity held by the Executive which are scheduled to lapse solely through the passage of time (such events collectively referred to as "Acceleration of Equity Rights"). In addition, the Company shall pay the Executive an amount (the "Severance Amount") equal to five (5) times the sum of (1) his Salary; and (2) the "Bonus Amount" which shall be the greatest of (i) 100% of the Executive's Salary in the year of termination, (ii) the Executive's Bonus in the immediately preceding calendar year, or (iii) the Executive's Bonus in the calendar year which was immediately prior to the year immediately preceding the year of termination."

         7. The second paragraph of Section 3.4(a) of the Agreement (which paragraph begins with the phrase "In addition ...") is amended by changing all references to thirty-six (36) months to sixty (60) months and changing clause
(ii) thereof to read in its entirety as follows:

                  "(ii) the right to continue to occupy and utilize, at no cost to the Executive, for a period of sixty (60) months following the effective date of the Executive's termination, the Executive's then current Company office space with office equipment and furnishings, or any other office space with office equipment and furnishings, all of which are comparable to that provided to the Executive at the time of his termination and which is reasonably acceptable to the Executive;"

         8. The said second paragraph of Section 3.4(a) of the Agreement is further amended by adding thereto a clause (v) as follows:

                  "(v) the  right,  but not the  obligation,  on the part of the
         Executive  to  purchase  from the  Company  the  Pilatus  C12  aircraft currently owned by the Company, or any other plane owned by the Company, at a price equal to the then book value of such aircraft, and to lease or purchase from the Company at a fair market rental or acquire at book value the hangar space currently under such construction for such aircraft at the Naples, Florida, airport;"

         9. The said second paragraph of Section 3.4(a) of the Agreement is further amended by adding thereto a clause (vi) as follows:

                  "(vi) the right, but not the obligation, to acquire from the Company, for no additional consideration, an assignment of the Company's leasehold interest in the fourth and fifth floors of the Company's offices located at 8889 Pelican Bay Boulevard, Suite 500, Naples, Florida 33963, in which event the Executive will assume all of the Company's obligations arising in respect of such leasehold interest from and after the date of such assignment, provided that the Company will continue to pay the rent and other expenses pertaining to the Executive's office, equipment, and furnishings in accordance with clause (ii) above."

         10. Within Section 3.4(b) concerning excise tax on "excess parachute payments," the reference to "three-quarters (3/4)" is hereby amended to read "one-hundred percent (100%)."

         11. Section 3.4(b) of the Agreement is further amended by adding thereto the following:


                  "To effect this indemnification, the Company shall pay the Executive an additional amount that is sufficient to pay any excise tax imposed on the Executive by Section 4999 of the Code, plus the excise tax, income tax (federal, state and local), employment taxes and medicare hospitalization taxes imposed on the Executive on account of the Company's indemnification payments. The determination of any additional amount that must be paid under this section must be made by the Company in good faith."


         12. All capitalized terms within this Amendment shall have the meanings set forth in the Agreement.

         13. The amendments contained herein are the only amendments to the Agreement and all other provisions of the Agreement shall remain in full force and effect.

         14. This Amendment shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

         15. This Amendment constitutes the entire agreement between the parties and supersedes the Agreement and all other prior agreements, either oral or written, with respect to the provisions stated herein; provided, however, that this Agreement does not supersede any agreements pertaining to stock options which have been previously granted, except to the extent that any such option agreement contains provisions which are contrary to the provisions of this Agreement (including provisions regarding the Acceleration of Equity Rights).


         IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officers and its corporate seal to be hereto affixed, and the Executive has hereunto set the Executive's hand on the day and year first above written.

COMPANY                                               EXECUTIVE
- - -------                                               ---------
INTEGRATED HEALTH SERVICES,
INC., a Delaware corporation


By:                                                   /s/Robert N. Elkins
    -------------------------                         -------------------------

                                                      Robert N. Elkins
Name:
     ------------------------

Title:
      -----------------------



- - ------------------------------